Registration No. 333-112720.

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BROWNSVILLE COMPANY
 (Name of small business issuer in its charter)

Nevada	5412	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

BROWNSVILLE COMPANY	James Trost
23227 Dogwood Avenue	2251 South Jones Boulevard
Maple Ridge, British Columbia	Suite 121
Canada V2X 4S4	Las Vegas, Nevada 89146
(604) 267-0888	(702) 257-2889
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee [1]

Common Stock by Selling Shareholders	10,720,000	$0.01	$107,200	$100.00

Total	10,720,000	$0.01	$107,200	$100.00

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

BROWNSVILLE COMPANY
10,720,000 Shares of Common Stock

We are registering for sale by selling shareholders, 10,720,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale .

Our shares of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering		Proceeds to Selling
	Price	Expenses	Shareholders

Per Share to Selling Shareholders	$0.01	$0.00	$0.01
Total to Selling Shareholders	$107,200	$0.00	$107,200

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our business

We were incorporated on September 4, 2003, in order to operate a boat launch and convenience store. We lease a shoreline which contains a marina and convenience store from Frasier River Metals Depot, Inc., a British Columbia corporation. The lease is for a five year period. The annual rental is 8% of our gross receipts from the operation of marina and the convenience store. We have an option to renew the lease for an additional five year period if we so choose to do so. We entered into the lease on March 31, 2004.

Our principal executive offices are located at 23227 Dogwood Avenue, Maple Bridge, British Columbia, Canada V2X 4S4 and our telephone number is (604) 267-0888. Our fiscal year end is September 30.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	10,720,000 shares of common stock
Offering price per share	$0.01
Net proceeds to us	None
Number of shares outstanding before the offering	10,720,000
Number of shares outstanding after the offering if all of the shares are sold	10,720,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of
	March 31, 2005	September 30, 2004
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$41,083	$43,396
Total Liabilities	$11,475	$1,500
Stockholders Equity (Deficit)	$29,608	$41,896
	From Inception	From Inception
	through	through
	March 31, 2005	September 30, 2004
	(Unaudited)	(Audited)
Income Statement
Revenue	$90,648	$61,436
Total Expenses	$118,540	$70,040
Net Loss	$(27,892)	$(8,604)

The increase in liabilities was related to a loan from a related party; accounts payable for legal services; and, accounts payable for rent.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Brownsville Company:

  Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued a going concern opinion as at December 31, 2004. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

  Because we have historically incurred losses and these losses may increase in the future, we must begin generating a profit from our operations. If we do not begin generating a profit we may have to suspend or cease operations. As a result, you may lose your investment. We have never been profitable. At March 31, 2005, we had working capital of $12,608. If we do not obtain additional financing or begin generating revenues within the next year, we will have to reduce or suspend or operations. In order to become profitable, we will need to generate significant revenues to offset our cost of revenues, sales and marketing, research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may continue or increase in the future in which case you might lose your investment.

  Because all of our assets and our officers and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors. All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.

  Because we have only two officers and directors who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. We have only two officers and directors. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

  Because our sole executive officer will only be devoting limited time to our operations, our operations could be sporadic which may result in periodic interruptions or suspensions of operations and a lack of revenues which may cause us to cease operations. Xuxin Shao, our sole executive officer will only be devoting limited time to our operations. Mr. Shao will be devoting approximately twenty hours a week to our operations. Because Mr. Shao will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Shao. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

  Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations. We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

  Because all of our assets and our sole officer and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors. All of our assets are located outside of the United States. In addition, our director and officer is a national and/or resident of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada or Canada or other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or China or other jurisdictions against us, our sole officer and our directors predicated upon the securities laws of the United States or any state thereof.

Risks associated with this offering:

Investment risks:
  Because there is no public trading market for our common stock, you may not be able to resell your stock. There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because our securities are subject to penny stock rules, you may have difficulty reselling your shares. Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our board of directors. We selected the $0.01 price the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

There are thirty selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $35,000.00. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 10,720,000 shares of common stock outstanding as of April 14, 2004, 3,000,000 shares were owned by our officers and directors and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

Overview

We were incorporated on September 4, 2003, in order to operate a boat launch, parking lot and marina convenience store. We lease a shoreline which contains a boat launch, marina and convenience store from Frasier River Metals Depot, Inc., a British Columbia corporation. The lease is for a five year period. The annual rental is 8% of our gross receipts from the operation of marina and the convenience store. We have an option to renew the lease for an additional five year period if we so choose to do so. We entered into the lease on March 31, 2004.

The Marina

The marina is located on the Fraser River, approximately thirty miles south of Vancouver, British Columbia, near the municipal of Surrey. The marina is approximately five miles from Trans-Canada (Hwy.1) and is accessible by a paved road of approximately five miles.

At the marina location, the Fraser River is approximately one-half miles wide. The marina occupies approximately one acres of water space and contains docks to accommodate approximately twenty boats. The marina also contains storage facilities for approximately twenty boats. The storage facility and the docks are not covered. The marina includes parking, a boat ramp, a ticketing area, restrooms, and a convenience store.

The Convenience Store

The convenience store is located approximately one hundred yards from the marina on the marina property on a tract of land containing approximately two acres. The building is one story high and has five hundred square feet of space. Adjacent to the convenience store is parking for approximately fifty automobiles.

We sell a variety of products in the convenience store consisting of cigarettes, non-perishable food items, some dairy products and other living and health supplies. The products are sold primarily to marina users, however, some products are sold to walk-in customers of the community and customers of an RV park located adjacent to the convenience store.

We purchase our products primarily from Costco, Real Canadian Wholesales, Superstore, Sysco, and Neptune Foods - Food/Kitchen Supplies. We pick the products up from our suppliers and transport them to the convenience store.

Revenue

To March 31, 2005, we currently generated $90,648 in gross revenues, and a net loss of $27,892, from the convenience store operations. We mark-up our products approximately 50% from our cost. The difference between our cost and our sales price is our gross profit. The profit is reduced by 8% by the terms of our lease with Fraser River Metals Depot Inc.

Revenues from our convenience store operations are derived from the sale of consumer goods and marina goods to the public, marina boat launch fees and parking fees.

General and administrative expenses of $43,725 contributed our net losses. They are comprised of audit fees of $4,315; bank charges and interest of $176; legal fees of $15,000; $6,000 as a management fee for the administration of the office, accounting services, banking, and filings ; $1,220 for the preparation of the initial business plan; $1,000 for introducing the marine store to the public; depreciation expense of $3,000; rent of $9,000; and administrative expenses of $4,014.

A summary of revenues for each separate and distinct component follows:

	From Inception	From Inception
	through	through
	March 31, 2005	September 30, 2004
	(Unaudited Period)	(Audited Period)
Consumer Goods	$79,488	$51,154
Marina Goods	$1,064	$856
Marina Boat Launch Fees	$8,593	$7,995
Parking Fees	$1,503	$1,430
TOTAL	$90,648	$61,436

The Visitor Market

We attract customers from the Vancouver lower mainland and outer suburbs of Surrey. Ten percent of our customers can be considered visitors/vacationers from other parts of Canada and the Northwest United States.

Competition

We are the only store in a three mile radius that sells cigarettes, non-perishable food items, some dairy products and other living and health supplies. We compete with other retail food stores and restaurants as well as other marinas in the area.

Insurance

Currently, we have no insurance coverage.

Government Regulation

We are subject are required to maintain and cigarette resales licenses issued by the Province of British Columbia. These licenses are paid annually. We do not expect the price to increase in the future.

Our facilities are subject regulation by provincial health, sanitation, safety, and fire agencies. Further we are subject to environmental regulations.

We are currently in compliance with all regulations that affect us and do not believe compliance with the governmental regulations will have any impact on our future operations.

Offices

The Company's headquarters and executive offices are located at 23227 Dogwood Avenue, Maple Ridge, British Columbia V2X 4S4. Our telephone number is (604) 267-0888.

Employees

We employ two persons on a full-time basis. Both are employed at the convenience store.

Legal Proceedings

We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliates' a party adverse to us in any legal proceeding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Caution about Forward-Looking Statements

This management's discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company for the quarter ended March 31, 2005. Because of the nature of a relatively new and growing company the reported results will not necessarily reflect the future.

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation For the Next Twelve Months

We will continue to operate the marina and convenience store as described in the Business section of this prospectus. We intend to conduct our operations in the same manner as we have in the past with the hope and expectation that boat launch fees will increase and/or we will increase the sale of goods from our convenience store. To achieve a breakeven point where gross revenues equal our total expenses, we have to increase boat launch fees, parking fees and/or the sale of goods from our convenience store. We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets. We believe our current plan of operations will allow us to operate for at least 12 months. If we need additional capital to maintain operations, our officers and directors have agreed to advance us sufficient capital to allow us to continue our operations.

As of March 31, 2005, we have $3,250 in cash on hand. Since inception, we have experienced a net loss of $27,892. We attribute the losses we experienced during this period to expenses incurred relating to the public offering of our company's common stock. Expenses and fees that fall under this category include legal fees, management fees, and administration and rent expenses. We believe that these expenses and fees are extraordinary and we do not anticipate incurring these expenses again in the future. Factoring out these one-time expenses, our core operations has historically generated positive profits and cash flows and we anticipate the business will continue to do so in the near future. We believe that our current cash level combined with our ability to generate cash from our store operations will be able to satisfy the company's working capital needs for the following twelve-month period.

While we have enough funds on hand to continue operations at the present state, we believe we may require additional funding to expand our business and ensure its future profitability. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing. In the event we are not successful in selling our common stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made.

Critical Accounting Policies and Estimates

Management's discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including, but not limited to, those related to accounts receivable, inventories, and deferred revenue. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations are discussed below.

Revenue Recognition

We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collection is reasonably assured.

We are continuing to operate the marina boat launch and our revenue therefrom consists of boat launch fees and parking fees in cash and these are taken into income when service has been performed and cash received. We also continue to operate the convenience store. We record the convenient store sales when the sale is made and collection is reasonably assured.

Acquisition of Assets

The financial statements reflect the purchase of assets from Fraser River Metal Depot Inc. We accounted for the purchase of assets at fair value for equipment at $20,000 and inventory for resale at lower of cost or market at $5,000. We valued the consideration received as $25,000 fro the issuance of 250,000 common shares issued at a price of $0.10 per share.

Compensation of Employees

Our employees are paid bi-weekly. Applicable taxes are deducted from payments to the employees. The payments or wages are accounted for as an expense and booked under cost of goods sold.

Income Tax

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. We have adopted SFAS No. 109, "Accounting for Income Taxes" as of our inception. Pursuant to SFAS 109 we are required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because we cannot be assured it is more likely than not we will utilize the net operating losses carried forward in future years.

Results of Operations

Since inception through March 31, 2005, we recorded revenues to $90,648. The revenues were generated after the purchase of the assets from Fraser River Metal Deposit, Inc. on March 31, 2004.

Sales of consumer goods accounts for 87.6% of gross revenues to date. Sales of marina boat launch fees accounts for 9.4% of gross revenues to date. Sales of marina goods and parking fees combine to account for the remaining 2.8% in gross revenues. We anticipate these trends will continue into the near future.

Since inception through March 31, 2005, we recorded total expenses of $118,540. Cost of Goods Sold, mostly pertaining to the purchase of inventory, totaled $60,853, or 67.1% of gross revenues, for the same period. We also recorded $11,625 of selling expenses since inception through March 31, 2005. As a result, we earned gross margins of $18,170 or 20.0% of gross revenues.

General and administrative expenses totaled to $46,062 since inception through March 31, 2005. They are comprised of audit fees of $4,315; bank charges and interest of $176; legal fees of $15,000; $6,000 as a management fee for the administration of the office, accounting services, banking, and filings; $1,220 for the preparation of the initial business plan; $1,000 for introducing the marine store to the public; depreciation expense of $3,000; rent of $9,000; lease expense of $2,337 and administrative expenses of $4,014.

From inception to March 31, 2005, we experienced a net loss of $27,892.

Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions did not have a material impact on the Company's consolidated financial position and results of operations. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements of SFAS No. 148 on January 1, 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company adopted SFAS No. 146 on January 1, 2003. The effect of adoption of this standard did not have a material effect on the Company's results of operations or financial position.

The FASB has also issued SFAS No. 145, 147 and 149 but they do not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our present officers and directors are set forth below:

Name	Age	Position Held

Xuxin Shao	41	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director
Shao Hui Chen	45	Director

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officers and directors

Xuxin Shao has been our president, principal executive officer, principal financial officer, principal accounting officer, treasurer and a director since our inception on September 4, 2003. Since January 2000, Mr. Shao has been employed as a mining consultant for Troland Resoureces Inc. and exploration stage mining company located in Vancouver, British Columbia. Since June 2004, Mr. Shao has been president of Sterling Group Ventures, Inc., an exploration stage mining company located in Vancouver, British Columbia. Sterling Group Ventures files reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934 (SEC file no. 333-97187)and is listed for trading on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "SGGV." Mr. Shao received a Ph.D. in Mineral and Processing Engineering from Beijing Graduate School of China University of Mining and Technology, in Beijing, China in 1990, and obtained a Bachelors degree in Mineral Processing specialized at chemical mines from Wuhan Chemical Engineering Institute in Wuhan City of Hubei Province, China in 1983. From 1983 to 1985, Mr. Shao was a research engineer at Chemical Mines Design and Research Institute of Ministry of Chemical Industry, Lianyungang City, Jiangsu Province, China. From 1985 to 1990, he was a graduate research assistant at Beijing Graduate School of China University of Mining and Technology, Beijing, China. From 1990 to 1996, Mr. Shao was an associate professor and Associate Department Head at Beijing Graduate School of China University of Mining and Technology, Beijing, China. From 1996 to 1997, he was a research scientist at the Center for Applied Energy Research, University of Kentucky. In January to June 1998, Mr. Shao was a Process Metallurgist at Process Research Associates Ltd. in Vancouver, British Columbia, Canada.

Shao Hui Chen has been a member of our board of directors since our inception on September 4, 2004. From January 2000 to June 2004, Mr. Chen was employed as a chief engineer for Guotou Yuanyi Phosphate Chemical Industry Ltd. Since June 2004, Mr. Chen has been self-employed in Hubei, China as a consulting mining engineer. Mr. Chen obtained a Bachelors Degree in mineral processing specialized at chemical mines from Wuhan Chemical Engineering Institute in Wuhan City of Hubei Province, China in 1983.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that our officers and directors devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the three most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other
				Annual	Restricted	Securities
				Compen	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compens
Position [1]	Year	($)	($)	($)	($)	SARs (#)	($)	ation ($)

Xuxin Shao	2004	0	0	0	0	0	0	0
President. Treasurer,	2003	0	0	0	0	0	0	0
Secretary, and Director	2002	0	0	0	0	0	0	0

Shao Hui Chen	2004	0	0	0	0	0	0	0
Director	2003	0	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0

[1]     All compensation received by the officers and directors has been disclosed.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not have any plans to pay our directors any money.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares. The address for each person is our address at 23227 Dogwood Avenue, Maple Ridge, British Columbia, Canada V2X 4S4.

	Direct Amount of		Percent
Name of Beneficial Owner [1]	Beneficial Owner	Position	of Class
Xuxin Shao	2,500,000	President, Principal Executive Officer,	23.32%
		Principal Financial Officer, Principal
		Accounting Officer, Treasurer, Secretary
		and Director
Shao Hui Chen	2,500,000	Director	23.32%

All officer and Directors as a
Group (2 Persons)	5,000,000		46.64%

[1]     The persons named above are our only promoters.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage of shares
		Percentage of		owned after the
	Total number of	shares owned	Number of	offering assuming all
	shares owned prior	prior to	shares being	of the shares are sold
Name	to offering	offering	offered	in the offering

Xuxin Shao	2,500,000	23.32%	2,500,000	0.00%
Shao Hui Chen	2,500,000	23.32%	2,500,000	0.00%
Chang Yong Yuan	500,000	4.66%	500,000	0.00%
Ke Jin Zhao	500,000	4.66%	500,000	0.00%
Su Min Chen	500,000	4.66%	500,000	0.00%
Ming He Chen	500,000	4.66%	500,000	0.00%
Jian Gou Yao	500,000	4.66%	500,000	0.00%
Jian Ren Li	500,000	4.66%	500,000	0.00%
Ying Liu	500,000	4.66%	500,000	0.00%
Pu Jing Hua Huang	500,000	4.66%	500,000	0.00%
Nan Wu	500,000	4.66%	500,000	0.00%
Hong Yan Wu	500,000	4.66%	500,000	0.00%
Zhan Quan Wang	500,000	4.66%	500,000	0.00%
Albert Tam	10,000	0.09%	10,000	0.00%
Nelson Chow	10,000	0.09%	10,000	0.00%
Toby West	10,000	0.09%	10,000	0.00%
Jeff Young	10,000	0.09%	10,000	0.00%
Alex T	10,000	0.09%	10,000	0.00%
Kent Carasquero	10,000	0.09%	10,000	0.00%
Mr. Godin	10,000	0.09%	10,000	0.00%
Mrs. Godin	10,000	0.09%	10,000	0.00%
Mike Schmied	20,000	0.19%	20,000	0.00%
Judy Schmied	20,000	0.19%	20,000	0.00%
Tracy Rusinko	10,000	0.09%	10,000	0.00%
Caroline Shobe	10,000	0.09%	10,000	0.00%
George Dyck	10,000	0.09%	10,000	0.00%
Fred Malara	30,000	0.28%	30,000	0.00%
Janine McKamey	10,000	0.09%	10,000	0.00%
Lyle Robinson	20,000	0.19%	20,000	0.00%
Kabita Singh	10,000	0.09%	10,000	0.00%
TOTAL	10,720,000	100.00%	10,720,000	0.00%

We issued the foregoing 10,720,000 shares of common stock as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. The following is a summary of the issuances of shares pursuant to Reg. S of the Act.

a)

In December 2003, we issued 2,500,000 shares of common stock to Shao Hui Chen; 500,000 shares of common stock to Chang Yong Yuan; and, 500,000 shares of common stock to Ke Him Zhao in consideration of $0.001 per share or a total of $3,500.

b)	In January 2004 we issued 4,500,000 shares of common stock to nine individuals in consideration of $0.001 per share or a total of $4,500.

c)	In June 2004, we issued 2,500,000 shares of common stock to Xuxin Shao, our president, in consideration of $2,500.

d)	In June 2004, we issued 60,000 shares of common stock to six individuals in consideration of $0.01 per share or a total of $60,000..

e)	In July 2004, we issued 20,000 shares of common stock to two individuals in consideration of $0.01 per share or a total of $2,000.

f)	In September 2004 we issued 70,000 shares of common stock to five individuals in consideration of $0.01 per share or a total of $7,000.

g)	In October 2004 we issued 70,000 shares of common stock to four individuals in consideration of $0.01 a share or a total of $7,000.

Future Sales of Shares

A total of 10,720,000 shares of common stock are issued and outstanding. Of the 10,720,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. Of the 10,720,000 restricted shares, all are being offered for sale by the selling shareholders in this offering.

Shares purchased in this offering, which will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

We issued 500,000 shares of common stock to Shao Hui Chen one of our directors in December 2003, in consideration of $500.

We issued 2,500,000 shares of common stock to Xuxin Shao, our president and a member of the board of directors in June 2004, in consideration of $2,500.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to September 30, 2004, included in this prospectus have been audited by Moen and Company, Chartered Accountants, 701 West Georgia Street, Suite 1400, Vancouver, British Columbia V7Y 1C6.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Chartered Accountants.

Our financial statements from inception to September 30, 2004 (audited) and for the period ending March 31, 2005 (unaudited), immediately follow:

MOEN AND COMPANY
CHARTERED ACCOUNTANTS
Member:
Canadian Institute of Chartered Accountants	Securities Commission Building
Institute of Chartered Accountants of British Columbia	PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)	Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Registered with:	Canada V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)	Telephone: (604) 662-8899
Canadian Public Accountability Board (CPAB)	Fax: (604) 662-8809
Canada - British Columbia Public Practice Licence	Email: moenca@telus.net

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of Brownsville Company (A Nevada Corporation)

We have reviewed the accompanying balance sheet of Brownsville Company. (A Nevada Corporation) as of March 31, 2005, and the related statements of income, retained earnings, cash flows and changes in stockholders' equity for the six month period ended March 31, 2005. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Moen and Company"
("Signed")

Chartered Accountants
Vancouver, British Columbia, Canada
May 3, 2005

"Independent Accountants and Auditors"

BROWNSVILLE COMPANY
(A Nevada Corporation)
Balance Sheet
March 31, 2005
(With Comparative Figures at September 30, 2004
(Expressed in U.S. Dollars)
		March 31,	September 30,
		2005	2004
		(Unaudited)	(Audited)
Current Assets	ASSETS
	Cash (Note 2(g))	$3,250	$13,205
	Accounts receivable	14,508	7,191
	Inventory	6,325	5,000
	TOTAL CURRENT ASSETS	24,083	25,396
Fixed Assets (Note 2(h))
	Equpment, at cost	20,000	20,000
	Less: accumulated depreciation	(3,000)	(2,000)
		17,000	18,000
TOTAL ASSETS		$41,083	$43,396

	LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
	Accounts payable and accrued	$2,475	$1,500
	Loans from related party	9,000
	TOTAL CURRENT LIABILITIES	11,475	1,500
Stockholders' Equity
	Capital Stock
	Authorized:
	75,000,000 common shares at $0.001 par value
	Issued and fully paid
	10,720,000 common share at par value	10,720	10,660
	Additional paid in capital	21,780	15,840
	Share subscriptions receivable		(1,000)
	Obligation to issue 250,000 common shares for assets
	acquired (Notes 7,8)	25,000	25,000
	Deficit, accumulated during the exploration stage	(27,892)	(8,604)
	TOTAL STOCKHOLDERS' EQUITY	29,608	41,896
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$41,083	$43,396

Approved on Behalf of the Board
"Xuxin Shao"	, Director and Chief Executive Officer
"Chen Shao Hui"	, Director and Chief Financial Officer

See Accompanying Notes

BROWNSVILLE COMPANY
(A Nevada Corporation)
Statement of Operations
(Expressed in U.S. Dollars)
(Unaudited)
	Three Months Ended March 31,		Six Months Ended March 31,	Inception Date of December 2, 2003 to March 31,
	2005	2004	2005	2004

Sales	$13,756	$--	$29,212	$--
Cost of Goods Sold
Beginning inventory	5,000	--	5,000	--
Purchase	8,898	--	17,456	--
Ending inventory	(6,325)	--	(6,325)	--
	7,573	--	16,131	--
Gross Profit	6,183	--	13,081
Selling expenses	1,100	--	2,102	--
	5,083	--	10,979	--

General and Administration Expenses
Administrative expenses	14	--	14	--
Audit fees	2,815	--	2,815	--
Bank charges and interest	53	8	101	16
Professional fees	--	--	15,000	--
Rent	3,000	--	9,000	--
Lease expenses	1,100		2,337
Depreciation expense	500	--	1,000	--
	7,482	8	30,267	16

Net Profit (Loss) for the Period	(2,399)	$(8)	$(19,288)	$(16)

See Accompanying Notes

BROWNSVILLE COMPANY
(A Nevada Corporation)
Statement of Retained Earnings (Deficit)
(Expressed in U.S. Dollars)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,	Inception Date of December 2, 2003 to March 31,
	2005	2004	2005	2004

Balance (Deficit),
Beginning of period	$(25,493)	$(8)	$(8,604)	$--

Net Profit(Loss)
for the Period	(2,399)	(8)	(19,288)	(16)

Balance (Deficit),
End of Period	$(27,892)	$(16)	$(27,892)	$(16)

See Accompanying Notes

BROWNSVILLE COMPANY
(A Nevada Corporation)
Statement of Cash Flows
(Expressed in U.S. Dollars)
(Unaudited)
	Three Months Ended March 31,		Six Months Ended March 31,	Inception Date of December 2, 2003 to March 31,
	2005	2004	2005	2004

Cash Provided by (Used for)
Operating Activities
Net Profit (Loss) for the period	$(2,399)	$(8)	$(19,288)	$(16)
Items not requiring use of cash
Depreciation expense	500	--	1,000	--
Changes in non-cash working capital items
Accounts receivable	(2,658)	--	(7,317)	--
Inventory	(1,325)	--	(1,325)	--
Accounts payable and accrued	(7,025)	--	975	--
Cash used for operating activities	(12,907)	(8)	(25,955)	(16)

Investing Activities		--	--	--

Financing Activities
Capital stock subscribed	--	--	7,000	--
Loans from related parties	9,000	--	9,000	--
Cash provided by financing activities	9,000	--	16,000	--

Cash increase (decrease)
during the period	(3,907)	(8)	(9,955)	(16)
Cash, Beginning of Period	7,157	(8)	13,205	--

Cash, End of Period	3,250	$(16)	$3,250	$(16)

See Accompanying Notes

BROWNSVILLE COMPANY
(A Nevada Corporation)
Statement of Stockholders' Equity
Period From Inception Date of December 2, 2003 to March 31, 2005
(Expressed in U.S. Dollars)
(Unaudited)

	Price	Number of		Additional	Total	Retained	Total
	Per	Common	par	Paid-in	Capital	Earnings	Stockholders'
	Share	Shares	Value	Capital	Stock	(Deficit)	Equity

Shares subscribed by
shareholder for cash
on December 3, 2003	$0.001	10,660,000	10,660	15,840	26,500		26,500
Net loss for period ended
September 30, 2004						(8,604)	(8,604)
		10,660,000	10,660	15,840	26,500	(8,604)	17,896
Shares subscribed by
shareholder for cash
on October 1, 2004	$0.100	60,000	60	5,940	6,000		6,000
Net loss for period ended
March 31, 2005						(19,288)	(19,288)
Obligation to issue 250,000 common shares for assets acquired							25,000
Balance, March 31, 2005		10,720,000	$10,720	$21,780	$32,500	(27,892)	$29,608

See Accompanying Notes

BROWNSVILLE COMPANY
(A Nevada Corporation)
Notes to Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)
(Unaudited)

Note 1.	BUSINESS OPERATIONS

Brownsville Company ("the Company") received its Corporate Charter on September 4, 2003 from the Secretary of State of the State of Nevada, U.S.A. The inception date of the Company is December 2, 2003. The company operates a boat launch and convenience store.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses since inception of $27,892 to March 31, 2005 and might not have sufficient working capital for the next twelve months. These factors create doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company's business.

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) General and Administration Costs

General and administration costs are written off to operations when incurred.

(b) Account Receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintain allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

BROWNSVILLE COMPANY
(A Nevada Corporation)
Notes to Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)
(Unaudited)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

	(c)	Basis of Presentation

These financial statements are prepared in accordance with United States of America Generally Accepted Accounting Principles (GAAP).

	(d)	Net Loss Per Share

Net loss per common share is computed by dividing the net loss by the weighted average number of shares outstanding during the period.

Computation of basic and diluted weighted average of shares outstanding for the period ended March 31, 2005 is as follows:

		Basic and diluted weighted average shares				10,720,000

		Net Profit (Loss) per share - Basic and diluted				($0.00)

	(e)	Cash

Cash consists of funds on deposit with the Company's bankers.

	(f)	Inventory

Inventories are stated at the lower of cost (on the FIFO basis) or market (net realizable value).

	(g)	Property, Plant and Equipment

Fixed assets are stated at cost less accumulated depreciation. Depreciation is recorded at the following rates, based upon the useful life of the assets:

		Equipment	-	20% per annum on a straight-line basis

		March 31, 2005			Accumulated	Net Book
				Cost	Amortization	Figure
		Equipment		$20,000	$(3,000)	$17,000

BROWNSVILLE COMPANY
(A Nevada Corporation)
Notes to Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)
(Unaudited)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

	(g)	Property, Plant and Equipment (cont'd)

		September 30, 2004		Accumulated	Net Book
			Cost	Amortization	Figure
		Equipment	$20,000	$(3,000)	$17,000

	(h)	Foreign Operations and Currency Translation

The operating activities are in Canada in Canadian Funds as the functional currency and the reporting currency is the United States Dollars.
Monetary assets and liabilities are translated at the current rate of exchange.
The weighted average exchange rate for the period is used to translate revenue, expenses, and gains or losses from the functional currency to the reporting currency.

Cumulative currency translation adjustments are reported as a separate component of stockholders' equity and not recognized in net income. Gains or losses on remeasurement from the recording currency are recognized in current net income.

Gains or losses from foreign currency transactions are recognized in current net income.
Fixed assets are measured at historical exchange rates that existed at the time of the transaction.
Depreciation is measured at historical exchange rates that existed at the time the underlying related asset was acquired.

Note 3.	PENSION AND EMPLOYMENT LIABILITIES

The Company does not have any liabilities as at March 31, 2005 for pension, post-employment benefits or postretirement benefits. The Company does not have a pension plan.

Note 4.	INCOME TAXES

The Company has losses that total $28,217 for income tax purposes that may be carried forward to be applied against future taxable income. The benefit of a potential reduction in future income taxes has not been recorded as an asset at March 31, 2005 as it is reduced to nil by a valuation allowance, due to uncertainty of the application of losses.

BROWNSVILLE COMPANY
(A Nevada Corporation)
Notes to Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)
(Unaudited)

Note 5.	FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts receivable, inventory, and accounts payable and accrued. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values.

Note 6.	RELATED PARTY TRANSACTIONS

	A director, shareholders has loaned $9,000 to the Company during the period ended March 31, 2005, which is unsecured, non interest bearing, with no specific terms of repayment.

Note 7.	FRASER RIVER METALS DEPOT INC.

	(a)	Purchase of Business Assets

On March 31, 2004, the Company entered into an Asset Purchase Agreement with Fraser River Metals Depot Inc.The Company agreed to purchase from Fraser River Metals Depot Inc. an undivided 100% right, title and interest in and to the following Assets at their fair market value. The consideration received by the seller was the issuance of 250,000 shares from treasury of restricted common stock at a price of $0.10 per share.

		Equipment	$20,000
		Inventory	5,000
		Total Assets	$25,000

	(b)	Lease Agreement

On March 31, 2004, the Company entered into a Lease Agreement with Fraser River Metals Depot Inc., for an initial term of five years commencing on April 1, 2004. The Company has an option to renew the Lease for a further five year period. During the term of the Lease and any renewal term, the Company shall pay to Fraser River Metals Depot Inc. 8% of the Company's gross sales from operations conducted on the rental property, payable on a monthly basis in arrears on the 10th business day following the end of each calendar month. The first such payment shall be due on May 14, 2004.

BROWNSVILLE COMPANY
(A Nevada Corporation)
Notes to Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)
(Unaudited)

		Six Months
		Ended
		March 31
		2005
	Lease expenses	$4,915

Note 8.	SUBSEQUENT EVENT

The Company will issue 250,000 shares of restricted common stock in its capital at a deemed price of $0.10 per share for acquiring the Assets from Fraser River Metals Depot Inc as outlined in Note 7, above.

MOEN AND COMPANY
CHARTERED ACCOUNTANTS
Member:
Canadian Institute of Chartered Accountants	Securities Commission Building
Institute of Chartered Accountants of British Columbia	PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)	Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Registered with:	Canada V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)	Telephone: (604) 662-8899
Canadian Public Accountability Board (CPAB)	Fax: (604) 662-8809
Canada - British Columbia Public Practice Licence	Email: moenca@telus.net

As Restated by Inclusion of
Going Concern Paragraph

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of Brownsville Company (A Nevada Corporation)

We have audited the accompanying balance sheet of Brownsville Company (A Nevada Corporation) as of September 30, 2004, and the related statements of operations, retained earnings, cash flows and changes in stockholders' equity for the period from the inception date of December 2, 2003 to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brownsville Company (A Nevada Corporation) as of September 30, 2004, and the results of its operations and its cash flows for the period from the inception date of December 2, 2003 to September 30, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Moen and Company"
Vancouver, British Columbia, Canada
Chartered Accountants
December 14, 2004, and updated May 3, 2005
as to Going Concern Paragraph and Related Note 1

"Independent Accountants and Auditors"

BROWNSVILLE COMPANY		As Restated
(A Nevada Corporation)		by Inclusion of
Balance Sheet		Going Concern
September 30, 2004		in Note 1
(Expressed in U.S. Dollars)

Current Assets	ASSETS
	Cash (Note 2(g))	$13,205
	Accounts receivable	7,191
	Inventory	5,000
	TOTAL CURRENT ASSETS	25,396
Fixed Assets (Note 2(h))
	Equpment, at cost	20,000
	Less: accumulated depreciation	(2,000)
		18,000
TOTAL ASSETS		$43,396

	LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
	Accounts payable and accrued	$1,500
	TOTAL CURRENT LIABILITIES	1,500
Stockholders' Equity
	Capital Stock
	Authorized:
	75,000,000 common shares at $0.001 par value
	Issued and fully paid
	10,660,000 common share at par value	10,660
	Additional paid in capital	15,840
	Share subscriptions receivable	(1,000)
	Obligation to issue 250,000 common shares for assets acquired (Notes 7,8)	25,000
	Deficit, accumulated during the exploration stage	(8,604)
	TOTAL STOCKHOLDERS' EQUITY	41,896
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$43,396

Approved on Behalf of the Board
"Xuxin Shao"	, Director and Chief Executive Officer
"Chen Shao Hui"	, Director and Chief Financial Officer

See Accompanying Notes

BROWNSVILLE COMPANY	As Restated
(A Nevada Corporation)	by Inclusion of
Statement of Operations	Going Concern
Period From Inception Date of December 2, 2003 to September 30, 2004	in Note 1
(Expressed in U.S. Dollars)

Sales	$61,436
Cost of Goods Sold	(39,807)
Selling expenses	(9,523)
12,106

General and Administration Expenses
Administrative expenses	4,000
Audit fees	1,500
Bank charges and interest	75
Consulting fees	8,220
Depreciation expense	2,000
Lease expenses	4,915
20,710

Net Profit (Loss) for the Period	$(8,604)

Net Profit (Loss) Per Common Share
Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	9,250,833

See Accompanying Notes

BROWNSVILLE COMPANY	As Restated
(A Nevada Corporation)	by Inclusion of
Statement of Retained Earnings (Deficit)	Going Concern
Period From Inception Date of December 2, 2003 to September 30, 2004	in Note 1
(Expressed in U.S. Dollars)

Balance (Deficit), Beginning of period	$--

Net Profit(Loss) for the Period	(8,604)

Balance (Deficit), End of Period	$(8,604)

See Accompanying Notes

BROWNSVILLE COMPANY	As Restated
(A Nevada Corporation)	by Inclusion of
Statement of Cash Flows	Going Concern
Period From Inception Date of December 2, 2003 to September 30, 2004	in Note 1
(Expressed in U.S. Dollars)

Cash Provided by (Used for)
Operating Activities
Net Profit (Loss) for the period	$(8,604)
Items not requiring use of cash	--
Depreciation expense	2,000
Changes in non-cash working capital items
Accounts receivable	(7,191)
Accounts payable and accrued	1,500
Cash used for operating activities	(12,295)

Investing Activities	--

Financing Activities
Capital stock subscribed	26,500
Share subscriptions receivable	(1,000)
Cash provided by financing activities	25,500

Cash increase during the period	13,205

Cash, Beginning of Period	--

Cash, End of Period	$13,205

Supplementary Disclosure of Non-Cash Transactions
Shares issued for inventory	$5,000
Shares issued for fixed assets	$20,000

See Accompanying Notes

BROWNSVILLE COMPANY						As Restated
(A Nevada Corporation)						By Inclusion of
Statement of Stockholders' Equity						Going Concern
Period From Inception Date of December 2, 2003 to September 30, 2004						in Note 1
(Expressed in U.S. Dollars)

	Price	Number of		Additional	Total	Retained	Total
	Per	Common	par	Paid-in	Capital	Earnings	Stockholders'
	Share	Shares	Value	Capital	Stock	(Deficit)	Equity

Shares subscribed by
shareholder for cash
on December 3, 2003	$1.001	10,660,000	10,660	15,840	26,500		26,500
Net loss for period ended
September 30, 2004						(8,604)	(8,604)
						($8,604)	$17,896

Share subscriptions receivable							(1,000)
Obligation to issue 250,000 common shares for assets acquired							25,000
Balance, September 30, 2004							$41,896

See Accompanying Notes

BROWNSVILLE COMPANY	As Restated
(A Nevada Corporation)	By Inclusion of
Notes to Financial Statements	Going Concern
September 30, 2004	in Note 1
(Expressed in U.S. Dollars)
(Unaudited)

Note 1.	BUSINESS OPERATIONS

Brownsville Company ("the Company") received its Corporate Charter on September 4, 2003 from the Secretary of State of the State of Nevada, U.S.A. The inception date of the Company is December 2, 2003. The company operates a boat launch and convenience store. The statement of operations includes sales and related costs from the date of the purchase outlined in Note 7 on March 31, 2004 to September 30, 2004.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses since inception of $8,604 to September 30, 2004 and might not have sufficient working capital for the next twelve months. These factors create doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern.

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	General and Administration Costs

General and administration costs are written off to operations when incurred.

(b)	Account Receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintain allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

BROWNSVILLE COMPANY	As Restated
(A Nevada Corporation)	By Inclusion of
Notes to Financial Statements	Going Concern
September 30, 2004	in Note 1
(Expressed in U.S. Dollars)
(Unaudited)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

(c)	Basis of Presentation

These financial statements are prepared in accordance with United States of America Generally Accepted Accounting Principles (GAAP).

(d)	Net Loss Per Share

Net loss per common share is computed by dividing the net loss by the weighted average number of shares outstanding during the period.

Computation of basic and diluted weighted average of shares outstanding for the period ended September 30, 2004 is as follows:

Basic and diluted weighted average shares	10,660,000

Net Profit (Loss) per share - Basic and diluted	($0.00)

(e)	Cash

Cash consists of funds on deposit with the Company's bankers.

(f)	Inventory

Inventories are stated at the lower of cost (on the FIFO basis) or market (net realizable value).

(g)	Property, Plant and Equipment

Fixed assets are stated at cost less accumulated depreciation. Depreciation is recorded at the following rates, based upon the useful life of the assets:

Equipment	-	20% per annum on a straight-line basis

BROWNSVILLE COMPANY				As Restated
(A Nevada Corporation)				By Inclusion of
Notes to Financial Statements				Going Concern
September 30, 2004				in Note 1
(Expressed in U.S. Dollars)
(Unaudited)

	September 30, 2004		Accumulated	Net Book
		Cost	Amortization	Figure
	Equipment	$20,000	$(2,000)	$18,000

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

	(h)			Foreign Operations and Currency Translation

The operating activities are in Canada in Canadian Funds as the functional currency and the reporting currency is the United States Dollars.
Monetary assets and liabilities are translated at the current rate of exchange.
The weighted average exchange rate for the period is used to translate revenue, expenses, and gains or losses from the functional currency to the reporting currency.

Cumulative currency translation adjustments are reported as a separate component of stockholders' equity and not recognized in net income. Gains or losses on remeasurement from the recording currency are recognized in current net income.

Gains or losses from foreign currency transactions are recognized in current net income.
Fixed assets are measured at historical exchange rates that existed at the time of the transaction.
Depreciation is measured at historical exchange rates that existed at the time the underlying related asset was acquired.

Note 3.	PENSION AND EMPLOYMENT LIABILITIES

The Company does not have any liabilities as at September 30, 2004 for pension, post-employment benefits or postretirement benefits. The Company does not have a pension plan.

Note 4.	INCOME TAXES

The Company has losses that total $8,604 for income tax purposes that may be carried forward to be applied against future taxable income. The benefit of a potential reduction in future income taxes has not been recorded as an asset at September 30, 2004 as it is reduced to nil by a valuation allowance, due to uncertainty of the application of losses.

BROWNSVILLE COMPANY	As Restated
(A Nevada Corporation)	By Inclusion of
Notes to Financial Statements	Going Concern
September 30, 2004	in Note 1
(Expressed in U.S. Dollars)
(Unaudited)

Note 5.	FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, inventory, and accounts payable and accrued. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values.

Note 6.	RELATED PARTY TRANSACTIONS

There is no related party transactions during the period ended September 30, 2004.

Note 7.	FRASER RIVER METALS DEPOT INC.

(a)	Purchase of Business Assets

On March 31, 2004, the Company entered into an Asset Purchase Agreement with Fraser River Metals Depot Inc.The Company agreed to purchase from Fraser River Metals Depot Inc. an undivided 100% right, title and interest in and to the following Assets at their fair market value. The consideration received by the seller was the issuance of 250,000 shares from treasury of restricted common stock at a price of $0.10 per share.

Equipment	$20,000
Inventory	5,000
Total Assets	$25,000

(b)	Lease Agreement

On March 31, 2004, the Company entered into a Lease Agreement with Fraser River Metals Depot Inc., for an initial term of five years commencing on April 1, 2004. The Company has an option to renew the Lease for a further five year period. During the term of the Lease and any renewal term, the Company shall pay to Fraser River Metals Depot Inc. 8% of the Company's gross sales from operations conducted on the rental property, payable on a monthly basis in arrears on the 10th business day following the end of each calendar month. The first such payment shall be due on May 14, 2004.

April 1,
2004 to
September 30,
2005
Lease expenses	$4,915

BROWNSVILLE COMPANY	As Restated
(A Nevada Corporation)	By Inclusion of
Notes to Financial Statements	Going Concern
September 30, 2004	in Note 1
(Expressed in U.S. Dollars)
(Unaudited)

Note 8.	SUBSEQUENT EVENT

(a)

The Company will issue 250,000 shares of restricted common stock in its capital at a deemed price of $0.10 per share for acquiring the Assets from Fraser River Metals Depot Inc as outlined in Note 7, above.

(b)	60,000 common shares were subscribed after September 30, 2004 at $0.10 per share for proceeds of $6,000.

Until _______________, 2005, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to our Form SB-2 registration statement.
2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to our Form SB-2 registration statement.
3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100.00
Printing Expenses	$500.00
Accounting/administrative Fees and Expenses	$9,400.00
Blue Sky Fees/Expenses	$0.00
Legal Fees/ Expenses	$25,000.00
Escrow fees/Expenses	$0.00
Transfer Agent Fees	$0.00
Miscellaneous Expenses	$0.00
TOTAL	$35,000.00

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

a)

In December 2003, we issued 2,500,000 shares of common stock to Shao Hui Chen; 500,000 shares of common stock to Chang Yong Yuan; and, 500,000 shares of common stock to Ke Him Zhao in consideration of $0.001 per share or a total of $3,500.

b)	In January 2004 we issued 4,500,000 shares of common stock to nine individuals in consideration of $0.001 per share or a total of $4,500.

c)	In June 2004, we issued 2,500,000 shares of common stock to Xuxin Shao, our president, in consideration of $2,500.

d)	In June 2004, we issued 60,000 shares of common stock to six individuals in consideration of $0.01 per share or a total of $60,000..

e)	In July 2004, we issued 20,000 shares of common stock to two individuals in consideration of $0.01 per share or a total of $2,000.

f)	In September 2004 we issued 70,000 shares of common stock to five individuals in consideration of $0.01 per share or a total of $7,000.

g)	In October 2004 we issued 70,000 shares of common stock to four individuals in consideration of $0.01 a share or a total of $7,000.

We issued the foregoing 10,720,000 shares of common stock as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

ITEM 27.     EXHIBITS.

The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.	Document Description

3.1*	Articles of Incorporation
3.2*	Bylaws
4.1*	Specimen Stock Certificate
5.2*	Opinion of Conrad C. Lysiak, Attorney at Law
10.1*	Asset Purchase Agreement
10.2*	Lease Agreement
23.1	Consent of Moen and Company, Chartered Accountants
23.2	Consent of Conrad C. Lysiak

* Previously filed

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on this 8th day of July, 2005.

BROWNSVILLE COMPANY

BY:	/s/ Xuxin Shao
Xuxin Shao, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Xuxin Shao, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Xuxin Shao	President, Principal Executive Officer,	July 8, 2005
Xuxin Shao	Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director

/s/ Shao Hui Chen	Director	July 8, 2005
Shao Hui Chen